UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

Shoe Pavilion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13245 Riverside Drive, Suite 450
Sherman Oaks, California    91423
(Address of principal executive offices including zip code)

(818) 907 9975
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Amendment of Wells Fargo Retail Finance Loan and Security Agreement

On December 11, 2006, Shoe Pavilion Corporation (the "Borrower"), the wholly-owned subsidiary of Shoe Pavilion, Inc. (the "Company") entered into Amendment Number Six of the Loan and Security Agreement, dated as of December 11, 2006 ("Amendment Number Six"), by and between the Borrower and Wells Fargo Retail Finance, LLC ("Wells Fargo"). Amendment Number Six further amends the Loan and Securities Agreement dated April 18, 2003, as previously amended on September 24, 2004, May 12, 2005, August 11, 2005, March 15, 2006 and October 30, 2006 (the "Revolving Credit Facility").

Amendment Number Six provides that the definition of "Maximum Revolver Amount" shall be $30.0 million, but may be increased to a maximum of $50.0 million at the Company's election. Prior to this Amendment Number Six, the Maximum Revolver Amount was $20.0 million, which amount could be increased at the Company's election to $30.0 million. In all other material respects, the Revolving Credit Facility remains unchanged and in full force and effect.

A copy of Amendment Number Six to the Revolving Credit Facility is filed as an exhibit to this Form 8-K and is incorporated herein by this reference.

Item 9.01.    Exhibits.
Exhibit	Description
10.1	Amendment Number Six to Loan and Security Agreement between Shoe Pavilion Corporation and Wells Fargo Retail Finance, LLC, dated as of December 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2006

Shoe Pavilion, Inc.

By: /s/ Bruce L. Ross

Bruce L. Ross
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment Number Six to Loan and Security Agreement between Shoe Pavilion Corporation and Wells Fargo Retail Finance, LLC, dated as of December 11, 2006 Also provided in PDF format as a courtesy.